The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement related to these securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not the solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated October 3, 2013

 Filed Pursuant to Rule 424(b)(5) and Rule 424(b)(7)
Registration No. 333-184721

PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated December 7, 2012)

                            Shares

Lannett Company, Inc.

Common Stock

        We are offering                        shares of our common stock, par value $0.001 per share, and the selling stockholders named herein are offering an additional                        shares of our common stock, par value $0.001 per share, in this offering. Our common stock is traded on the NYSE MKT under the symbol "LCI." On October 2, 2013, the last reported sale price of our common stock on the NYSE MKT was $22.14 per share.

        The offering is being underwritten on a firm commitment basis. The selling stockholders have granted the underwriters an option to buy up to an additional                        shares of common stock to cover over-allotments. The underwriters may exercise this option at any time and from time to time during the 30-day period from the date of this prospectus supplement.

	No Exercise of Over- Allotment		Full Exercise of Over- Allotment
	Per Share	Total	Per Share	Total
Public offering price	$	$	$	$
Underwriting discounts and commissions(1)	$	$	$	$
Proceeds to us, before expenses	$	$	$	$
Proceeds to selling stockholders, before expenses	$	$	$	$

(1)
In addition, we have agreed to reimburse the underwriters for certain expenses. See "Underwriting" on page S-16 of this prospectus supplement for additional information.

        We will not receive any of the proceeds from the sale of the shares by the selling stockholders.

        Investing in our common stock involves risks. See the section entitled "Risk Factors" beginning on page S-6 of this prospectus supplement and the documents incorporated by reference into this prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

        The underwriters expect to deliver the shares of common stock to purchasers on or about October     , 2013.

Joint Book-Running Managers

Roth Capital Partners	Canaccord Genuity

Lead Manager

Oppenheimer & Co.

The date of this prospectus supplement is October     , 2013.

Prospectus Supplement

        You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Offers to sell, and solicitations of offers to buy, shares of our common stock are being made only in jurisdictions where offers and sales are permitted. The information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is current as of the respective dates such information is presented. Our business, financial condition, results of operations and prospects may have changed since those dates.

        Market data and industry statistics used in this prospectus supplement and the accompanying prospectus are based on independent industry publications and other publicly available information. Neither we nor the underwriters have independently verified, and neither we nor the underwriters guarantee, the accuracy of any of this information. Accordingly, you should not place undue reliance on this information.

Unless otherwise indicated or the context otherwise requires, in this prospectus supplement:

  •
  "Lannett," the "Company," "we," "us" and "our" refer to Lannett Company, Inc. and its subsidiaries; and

  •
  the information in this prospectus supplement and the accompanying prospectus assumes that the underwriters do not exercise their over-allotment option.

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        Any statements made in this prospectus supplement that are not statements of historical fact or that refer to estimated or anticipated future events are forward-looking statements. We have based our forward-looking statements on our management's beliefs and assumptions based on information available to them at this time. Such forward-looking statements reflect our current perspective of our business, future performance, existing trends and information as of the date of this prospectus supplement. These include, but are not limited to, our beliefs about future revenue and expense levels, growth rates, prospects related to our strategic initiatives and business strategies, express or implied assumptions about government regulatory action or inaction, anticipated product approvals and launches, business initiatives and product development activities, assessments related to clinical trial results, product performance and competitive environment, and anticipated financial performance. Without limiting the generality of the foregoing, words such as "may," "will," "expect," "believe," "anticipate," "intend," "could," "would," "estimate," "continue," or "pursue," or the negative other variations thereof or comparable terminology, are intended to identify forward-looking statements. The forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. We caution you that certain important factors may affect our actual operating results and could cause such results to differ materially from those expressed or implied by forward-looking statements. See "Risk Factors" in this prospectus supplement.

        We disclaim any obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. We also may make additional disclosures in filings that we make from time to time with the Securities and Exchange Commission.

ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement and the accompanying prospectus are part of a "shelf" registration statement on Form S-3, Registration Number 333-184721, filed with the Securities and Exchange Commission (the "SEC") on November 2, 2012, subsequently amended on November 19, 2012, and declared effective on December 7, 2012. In addition, we filed a Form S-3MEF pursuant to Securities Act Rule 462(b) for the purpose of increasing the amount of securities available to be sold by us on the "shelf" registration statement by $12,750,000. Since the accompanying prospectus provides general information about us, some of the information may not apply to this offering. This prospectus supplement describes the specific details regarding this offering. Generally, when we refer to the "prospectus," we are referring to both documents combined. Additional information is incorporated by reference in this prospectus supplement. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. You should read this prospectus supplement, the accompanying prospectus and any information incorporated by reference before you make any investment decision.

        You should not assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate as of any date other than their respective dates, or that the information contained in any document incorporated by reference in this prospectus is accurate as of any date other than the date on which that document was filed with the Securities and Exchange Commission, or SEC.

        We and the underwriters are not making an offer to sell the common stock in jurisdictions where the offer or sale is not permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offer and sale of our common stock in certain jurisdictions may be restricted by law.

Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute an offer of, or an invitation to purchase, any shares of common stock in any jurisdiction in which such offer or invitation would be unlawful.

        You should rely only on the information contained in the prospectus supplement, the accompanying prospectus and the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different. The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement, or of any sale of our common stock.

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights selected information related to our business. Since it is a summary, this section may not contain all the information that you should consider before investing in our common stock. You should carefully read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2013, and other filings with the SEC under the Exchange Act incorporated by reference in this prospectus supplement.

Our Company

        We develop, manufacture, market and distribute generic versions of branded pharmaceutical products and we are developing active pharmaceutical ingredients in order to vertically integrate our controlled substance pharmaceutical products. We intend to grow our business organically as well as through acquisitions and strategic alliances.

        We have experienced net sales growth at a compounded annual growth rate in excess of 23% over the past twelve years, from approximately $12.1 million in fiscal year 2001 to approximately $151.1 million in fiscal year 2013. This growth has been achieved primarily through strategic partnerships and launches of additional manufactured drugs as well as opportunities resulting from our strong historical record of regulatory compliance. We have expanded our portfolio through our own product development efforts that led to the filing of multiple Abbreviated New Drug Applications (each, an "ANDA") and New Drug Applications (each, an "NDA") with the FDA, and through the acquisition of ANDAs held by others. Over the past five years, we have received approvals from the FDA to market 17 new products.

        We have an exclusive distribution agreement with Jerome Stevens Pharmaceuticals, Inc. ("JSP") currently covering three product lines. Two of these product lines, Levothyroxine Sodium and Digoxin, collectively accounted for approximately 46% of our net sales in the fiscal year ended June 30, 2013. We recently extended the term of the distribution agreement with JSP until March 2019, as described in the section entitled "Recent Developments" below.

        We were incorporated in 1942 under the laws of the Commonwealth of Pennsylvania, and reincorporated in 1991 as a Delaware corporation. Our executive offices are located at 9000 State Road, Philadelphia, Pennsylvania 19136. Our telephone number is (215) 333-9000. We maintain a website at www.lannett.com. We make available on or through our website our current and periodic reports, including any amendments to those reports, that are filed with the SEC in accordance with the Exchange Act. These reports include annual reports on Form 10-K, quarterly reports on Form 10-Q and other periodic reports. This information is available on our website free of charge as soon as reasonably practicable after we electronically file the information with, or furnish it to, the SEC. The contents of our website are not incorporated by reference into this prospectus supplement and shall not be deemed "filed" under the Exchange Act.

        We report financial information on a quarterly and fiscal year basis with the most recent being the fiscal year ended June 30, 2013. All references herein to a "fiscal year" or "Fiscal" refer to the applicable fiscal year ending June 30.

Recent Developments

        On August 19, 2013, we entered into an agreement with JSP to extend our initial contract, which was effective March 23, 2004, to be the exclusive distributor in the United States of three JSP products: Butalbital, Aspirin, Caffeine with Codeine Phosphate Capsules USP, Digoxin Tablets USP, and Levothyroxine Sodium Tablets USP. The new agreement extends the initial contract, which was due to expire on March 22, 2014, for five years. In connection with entering into the agreement, the Company issued 1.5 million shares of the Company's common stock to JSP's designees. If the parties agree to a second five year extension from March 23, 2019 to March 23, 2024, the Company is required to issue to JSP or its designees an additional 1.5 million shares of the Company's common stock. The Company intends to expense the value of the 1.5 million shares issued in connection with the extension, which is approximately $20.1 million, in the first quarter of fiscal 2014. The impact of this transaction is expected to reduce the effective tax rate in fiscal 2014 by approximately two percentage points.

The Offering

Common stock offered by us	shares
Common stock offered by the selling stockholders	shares
Common stock to be outstanding after this offering(1)	shares
Use of proceeds
We intend to use any proceeds from this offering received by us for general corporate purposes, including, without limitation, research and development, general and administrative, manufacturing and marketing expenses, potential acquisitions of companies, products, ANDAs, technologies and assets that complement our business. Please refer to the section entitled "Use of Proceeds" for additional information.
Risk Factors
Before investing in our common stock, you should carefully read and consider the information set forth under the heading "Risk Factors" on page S-6 of this prospectus supplement, the accompanying prospectus, and in our Annual Report on Form 10-K for the year ended June 30, 2013, and other filings under the Securities Exchange Act of 1934, which are incorporated by reference in this prospectus supplement.
Listing	Our common stock currently trades on NYSE MKT under the ticker symbol "LCI."
Transfer Agent and Registrar	Registrar and Transfer Company

(1)
The number of shares of our common stock to be outstanding immediately after this offering as shown above assumes that all of the shares offered hereby are sold and is based on 30,522,490 shares of common stock outstanding as of October 2, 2013. Such number of shares does not include                  shares of our common stock subject to the underwriters' over-allotment option and also excludes the following:

•
2,955,092 shares of our common stock issuable upon exercise of stock options outstanding as of October 2, 2013, at a weighted average exercise price of $7.80; and

•
978,305 shares of our common stock available for future awards pursuant to our long-term incentive plans as of October 2, 2013.

RISK FACTORS

        Investing in our common stock involves risks. Before deciding whether to invest in our common stock, you should carefully consider and evaluate the information contained in this prospectus supplement, the accompanying prospectus, and in the documents we incorporate by reference in this prospectus supplement and the prospectus. In particular, you should carefully consider and evaluate the risks and uncertainties described below and in the section entitled "Risk Factors" contained in our Annual Report on Form 10-K for the fiscal year ended June 30, 2013, which is incorporated herein by reference in its entirety, any amendment or update thereto reflected in subsequent filings with the SEC, and other documents that we file with the SEC that also are incorporated herein by reference. If any of the risks or uncertainties described herein and therein actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. These risks and uncertainties are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business, operations or prospects and could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

Risks Relating to the Offering

We will have broad discretion in how we use the proceeds from this offering, and we may not use the proceeds effectively.

        We intend to use the net proceeds from the sale of common stock by us in this offering for general corporate purposes, which may include, among other things, research and development expenses, general and administrative expenses, manufacturing and marketing expenses, and strategic partnerships, and for potential acquisitions of companies, products, ANDAs, technologies and assets that complement our business. Our management will have broad discretion in the application of the proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our operating results or enhance the value of our common stock. Our failure to use these funds effectively could have a material adverse effect on our business.

Investors in this offering will suffer immediate and substantial dilution in the net tangible book value per share of our common stock.

        Because the price per share in this offering is substantially higher than the net tangible book value per share of common stock, investors in this offering will suffer immediate and substantial dilution in the net tangible book value per share of our common stock. Based on a public offering price of $            per share and our net tangible book value as of June 30, 2013, if you purchase securities in this offering, you will suffer immediate and substantial dilution of approximately $            per share in the net tangible book value of our common stock. See "Dilution" on page S-10 for a more detailed discussion of the dilution you will incur in connection with this offering.

You may experience future dilution as a result of future equity offerings or other equity issuances.

        We may in the future issue additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering or other transactions at a price per share that is equal to or greater than the price per share paid by investors in this offering. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

        In addition, we have a significant number of stock options outstanding. To the extent that outstanding stock options have been or may be exercised or other shares issued, investors purchasing our common stock in this offering may experience further dilution.

We do not intend to pay dividends on our common stock and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

        We have never declared or paid any cash dividend on our common stock and do not currently intend to do so in the foreseeable future. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends in the foreseeable future. Therefore, the success of an investment in shares of our common stock will depend upon any future appreciation in their value. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which you purchased them.

Our stock price may fluctuate in the future, and you could lose all or a substantial part of your investment.

        The trading price of our common stock may fluctuate significantly in response to a number of factors, many of which we cannot control. Such fluctuations could cause you to lose most or all of your investment in our common stock. Among the factors that could cause material fluctuations in the market price for our common stock are:

  •
  the success or failure of the development and testing of our products within acceptable timeframes;

  •
  our ability to obtain regulatory approval of our ANDAs and anticipated NDA;

  •
  changes in the regulatory status of our products or the licensing of our facilities or operations;

  •
  changes in the supply of finished products we receive from our key manufacturers;

  •
  changes in the selling price of our products;

  •
  additions or departures of key personnel;

  •
  our financial condition, performance and prospects;

  •
  our ability to enter into and maintain successful collaborative arrangements with strategic partners for research and development and manufacturing;

  •
  the depth and liquidity of the market for our common stock;

  •
  sales of large blocks of our common stock by officers, directors or significant stockholders;

  •
  investor perception of us and the industry in which we operate;

  •
  changes in securities analysts' estimates of our financial performance or product development timelines;

  •
  general financial and other market conditions and trading volumes of similar companies; and

  •
  domestic and international economic conditions.

        In the past, securities class action litigation has often been brought against a company following periods of volatility in the market price of its securities. We could be the target of similar litigation in the future. Securities litigation could cause us to incur substantial costs, divert management's attention and resources, harm our reputation in the industry and the securities markets and negatively impact our operating results.

USE OF PROCEEDS

        We estimate that our net proceeds from the sale of shares by us in this offering will be approximately $             million, after deducting the estimated offering expenses payable by us. We will not receive any proceeds from the sale of shares by the selling stockholders.

        We intend to use the net proceeds we receive from this offering for general corporate purposes, including, without limitation, research and development, general and administrative, manufacturing and marketing expenses, and for potential acquisitions of companies, products, ANDAs, technologies and assets that complement our business. Pending these uses described above, we expect to invest our net proceeds in U.S. Government securities and other investment-grade, interest-bearing instruments, certificates of deposit and money market funds.

PRICE RANGE OF COMMON STOCK

        Our common stock has been traded on the NYSE MKT under the symbol "LCI" since April 15, 2002. The following table sets forth for the indicated periods the high and low intraday sales prices per share for our common stock on the NYSE MKT.

Fiscal Year Ended June 30, 2012

	High	Low
First quarter	$5.13	$3.49
Second quarter	$4.50	$3.41
Third quarter	$5.29	$3.95
Fourth quarter	$4.34	$3.72

Fiscal Year Ended June 30, 2013

	High	Low
First quarter	$5.15	$4.20
Second quarter	$5.06	$3.93
Third quarter	$11.05	$4.86
Fourth quarter	$13.07	$9.15

Fiscal Year Ending June 30, 2014

	High	Low
First quarter	$22.19	$11.75
Second quarter (through October 2, 2013)	$23.42	$21.88

        The last reported sale price for our common stock on the NYSE MKT was $22.14 per share on October 2, 2013. We estimate that there were approximately 187 holders of record of our common stock as of October 2, 2013.

DIVIDEND POLICY

        We have never declared or paid cash dividends on our common stock. We currently do not anticipate declaring or paying any cash dividends in the foreseeable future. Any future determination to declare cash dividends will be made at the discretion of our board of directors, subject to applicable laws and compliance with future credit agreements and other loan arrangements, which may restrict or limit our ability to pay dividends, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

 CAPITALIZATION

        The following table sets forth our cash and cash equivalents and our capitalization as of June 30, 2013:

  •
  on an actual basis; and

  •
  an as adjusted basis to give effect to the sale of the                        shares of common stock offered by us in this offering, after deducting underwriting discounts and estimated offering expenses payable by us.

        You should read the following table in conjunction with the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and the related notes included in our Annual Report on Form 10-K for the year ended June 30, 2013, which is incorporated by reference into this prospectus supplement and the accompanying prospectus. See "Incorporation of Certain Documents by Reference" on page S-20 of the prospectus supplement.

	As of June 30, 2013
	Actual	Adjusted
		(unaudited) (in thousands, except share and per share data)
Cash and cash equivalents	$42,689	$

Long-term Debt, including current portion	$6,514	$
Stockholders' Equity
Common stock, par value $0.001 per share: 50,000,000 shares authorized; 29,284,592 shares issued and 28,848,679 shares outstanding, actual; shares issued and shares outstanding, as adjusted	29
Additional paid in capital	$104,075	$
Retained earnings	26,553
Accumulated other comprehensive loss	(47)
Treasury stock at cost: 435,913 shares, actual and as adjusted	(2,034)

Total Lannett Company, Inc. Stockholders Equity	128,576
Noncontrolling interest	233

Total Stockholders' Equity	128,809

Total Capitalization	$135,323	$

        The information above assumes that the underwriters do not exercise their over-allotment option and excludes the following:

  •
  2,319,324 shares of common stock issuable upon the exercise of stock options outstanding as of June 30, 2013 at a weighted average exercise price of $5.71 per share; and

  •
  1,784,550 shares of our common stock available for future awards pursuant to our long-term incentive plans as of June 30, 2013.

DILUTION

        If you invest in our common stock, your interest will be immediately diluted to the extent of the difference between the public offering price per share of our common stock and the net tangible book value per share of our common stock immediately after the completion of this offering. Dilution results from the fact that the per share offering price of the common stock is substantially in excess of the book value per share attributable to the existing stockholders for the presently outstanding stock.

        As of June 30, 2013, our net tangible book value was approximately $126.3 million, or approximately $4.38 per share. Net tangible book value per share represents the amount of total tangible assets less our total liabilities divided by the number of shares outstanding. After giving effect to the sale of the                        shares of common stock offered by us in this offering at the public offering price of $            per share, after deducting underwriting discounts and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2013 would have been approximately $             million, or $            per share. This represents an immediate increase in pro forma net tangible book value from this offering of $            per share to our existing stockholders and an immediate dilution of $            per share to new investors purchasing common stock in this offering.

        The following table illustrates this dilution to new investors on a per share basis, assuming the underwriters do not exercise their over-allotment option:

Public offering price per share		$
Historical net tangible book value per share as of June 30, 2013	$4.38
Increase per share attributable to this offering
Pro forma net tangible book value per share after this offering

Dilution in net tangible book value per share to new investors		$

        If the underwriters exercise their over-allotment option in full, the pro forma as adjusted net tangible book value will increase to $            per share, representing an immediate increase to existing stockholders of $            per share and an immediate dilution of $            per share to new investors.

        In the discussion and table above, we assume no exercise of outstanding options. The above discussion and tables are based on 28,848,679 shares of common stock outstanding on June 30, 2013, and excludes:

  •
  2,319,324 shares of common stock issuable upon the exercise of stock options outstanding as of June 30, 2013 at a weighted average exercise price of $5.71 per share; and

  •
  1,784,550 shares of our common stock available for future awards pursuant to our long-term incentive plans as of June 30, 2013.

    To the extent that any of these options are exercised, there will be further dilution per share to new investors purchasing shares of our common stock in this offering.

SELLING STOCKHOLDERS

        The following table presents information concerning the beneficial ownership of the shares of our common stock as of October 2, 2013 by the selling stockholders. We have determined beneficial ownership in accordance with SEC rules. We have agreed to pay the fees and expenses of the registration of the shares of the selling stockholders (other than underwriting discounts and commissions).

        Percentage of beneficial ownership in the table below is based on 30,522,490 shares of common stock outstanding as of October 2, 2013, and assuming                shares of common stock outstanding after completion of this offering.

Name	Number of Shares of Common Stock Beneficially Owned Before the Offering		Percent of Common Stock Beneficially Owned Before the Offering	Maximum Number of Shares of Common Stock Offered (With No Exercise of Over- Allotment)	Number of Shares of Common Stock Beneficially Owned After the Offering (With No Exercise of Over- Allotment)	Percent of Common Stock Beneficially Owned After the Offering (With No Exercise of Over- Allotment)	Maximum Number of Shares of Common Stock Offered (With Full Exercise of Over- Allotment)	Number of Shares of Common Stock Beneficially Owned After the Offering (With Full Exercise of Over- Allotment)	Percent of Common Stock Beneficially Owned After the Offering (With Full Exercise of Over- Allotment)
Farber Properties Group, LLC	4,550,000	(1)	14.91%
United Jewish Federation of Metropolitan Detroit	2,000,000	(2)	6.55%

(1)
Farber Properties Group, LLC ("FPG") is managed and jointly owned by Jeffrey Farber and David Farber. Jeffrey Farber and David Farber each disclaims beneficial ownership of 2,275,000 shares of common stock held by FPG. Jeffrey Farber is the Chairman of our Board of Directors and the son of William Farber, a significant stockholder in the Company.

(2)
Consists entirely of shares received pursuant to a charitable gift by William Farber, who served as the Chairman of our Board of Directors from August 1991 to June 2011 and currently serves as Chairman Emeritus of our Board of Directors.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

        The following is a discussion of the material U.S. federal income and estate tax considerations relating to the purchase, ownership and disposition of our common stock by Non-U.S. Holders (as defined below) that purchase our common stock pursuant to this offering and hold such common stock as a capital asset within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the "Code"). This discussion is based on the Code, the U.S. Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, or to different interpretation. We have not sought any ruling from the Internal Revenue Service (the "IRS"), with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions. This discussion does not address all of the U.S. federal tax considerations that may be relevant to specific Non-U.S. Holders in light of their particular circumstances (including the Medicare contribution tax) or to Non-U.S. Holders subject to special treatment under U.S. federal income tax law, including, without limitation:

  •
  banks, insurance companies or other financial institutions;

  •
  foreign governments;

  •
  international organizations;

  •
  persons subject to the alternative minimum tax;

  •
  tax-exempt organizations, including private foundations (whether operating or non-operating);

  •
  controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;

  •
  dealers in securities or currencies;

  •
  traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

  •
  persons that own, or are deemed to own, more than five percent of our capital stock (except to the extent specifically set forth below);

  •
  certain former citizens or long-term residents of the United States;

  •
  persons who hold our common stock as a position in a hedging transaction, "straddle," "conversion transaction" or other risk reduction transaction;

  •
  persons who do not hold our common stock as a capital asset within the meaning of Section 1221 of the Code; or

  •
  persons deemed to sell our common stock under the constructive sale provisions of the Code.

This discussion also does not address the tax considerations arising under the laws of any non-U.S., state or local jurisdiction or under U.S. federal gift, generation-skipping and, except to the limited extent set forth below, estate tax laws.

        If an entity treated as a partnership for U.S. federal income tax purposes invests in our common stock, the U.S. federal income tax considerations relating to such investment will depend in part upon the status and degree of business activities of such entity and the particular partner owning our stock and upon certain determinations made at the partner level. Any such entity should consult its own tax advisor regarding the U.S. federal tax considerations applicable to it and its partners relating to the purchase, ownership and disposition of our common stock.

        PERSONS CONSIDERING AN INVESTMENT IN OUR COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE, GENERATION-SKIPPING OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Non-U.S. Holder Defined

        As used in this discussion, the term "Non-U.S. Holder" means a beneficial owner of our common stock that is for U.S. federal income tax purposes:

  •
  an individual who is neither a citizen nor a resident (as such term is defined for U.S. federal income tax purposes under Section 7701(b) of the Code, including the "green card" or "substantial presence" tests, and by application of any pertinent income tax convention in effect) of the United States;

  •
  a corporation that is not created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

  •
  an estate that is not subject to U.S. federal income tax on income from non-U.S. sources which is not effectively connected with the conduct of a trade or business within the United States; or

  •
  a trust unless (i) it is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all of its substantial decisions or (ii) it has in effect a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

Distributions on Common Stock

        We do not currently expect to declare or pay dividends on our common stock for the foreseeable future. If we make a distribution of cash or other property (other than certain pro rata distributions of our common stock) in respect of a share of our common stock, the distribution will be treated as a dividend to the extent it is paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). If the amount of a distribution exceeds our current and accumulated earnings and profits, such excess generally will be treated first as a tax-free return of capital to the extent of the Non-U.S. Holder's tax basis in such share of our common stock, and then as gain realized on the sale or other disposition of the common stock and will be treated as described under the section entitled "—Sale, Exchange or Other Disposition of Common Stock" below.

        Distributions treated as dividends on our common stock that are paid to or for the account of a Non-U.S. Holder and are not effectively connected with a U.S. trade or business conducted by such Non-U.S. Holder generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividend, or at a lower rate if provided by an applicable income tax treaty and the Non-U.S. Holder provides the necessary documentation (generally, IRS Form W-8BEN) required to claim benefits under such tax treaty to the applicable withholding agent prior to the payment of the dividends. Non-U.S. Holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

        If, however, a dividend distribution is effectively connected with the conduct of a trade or business in the United States carried on by a Non-U.S. Holder (and, if required by an applicable tax treaty that a Non-U.S. Holder relies upon, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), such dividend generally will not be subject to the 30% U.S.

federal withholding tax if such Non-U.S. Holder provides the appropriate documentation (generally, IRS Form W-8ECI) to the applicable withholding agent. Instead, such Non-U.S. Holder generally will be subject to U.S. federal income tax on such dividend in substantially the same manner as a U.S. holder (except as provided by an applicable tax treaty). In addition, a Non-U.S. Holder that is a corporation, i.e., a foreign entity treated as a foreign corporation for U.S. income tax purposes, may be subject to a branch profits tax at the rate of 30% (or a lower rate if provided by an applicable tax treaty) on its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

        The discussion above is subject to the discussion below under "—FATCA Withholding" and "—Information Reporting and Backup Withholding."

Sale, Exchange or Other Disposition of Common Stock

        A Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain recognized on the sale, exchange or other disposition of our common stock unless:

  •
  we are or have been a "United States real property holding corporation" ("USRPHC") for U.S. federal income tax purposes at any time during the shorter of (i) the five year period ending on the date of such sale, exchange or disposition and (ii) such Non-U.S. Holder's holding period with respect to our common stock, and certain other conditions are met;

  •
  such gain is effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder, in which event such Non-U.S. Holder generally will be subject to U.S. federal income tax on such gain in substantially the same manner as a U.S. holder (except as provided by an applicable tax treaty) and, if it is a corporation, may also be subject to a branch profits tax at the rate of 30% (or a lower rate if provided by an applicable tax treaty) on all or a portion of its effectively connected earnings and profits for the taxable year, subject to certain adjustments; or

  •
  such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of such sale, exchange or disposition and certain other conditions are met.

        Generally, a corporation is a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). We do not believe that we are, and we do not presently anticipate that we will become, a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our common stock is regularly traded on an established securities market, such common stock will be treated as U.S. real property interests only if you actually or constructively hold more than five percent of such regularly traded common stock at any time during the shorter of the five-year period preceding your disposition of, or your holding period for, our common stock.

        The discussion above is subject to the discussion below under "—FATCA Withholding" and "—Information Reporting and Backup Withholding."

FATCA Withholding

        Under the Foreign Account Tax Compliance provisions of the Code ("FATCA") a withholding tax of 30% will be imposed on payments of (a) dividends on our common stock on or after January 1, 2014, and (b) gross proceeds from the sale or other disposition of our common stock on or after July 1, 2017, in certain circumstances. In the case of payments made to a "foreign financial institution" (as defined in the Code), as a beneficial owner or as an intermediary, the tax generally will be imposed, subject to certain exceptions, unless such institution (i) enters into (or is otherwise subject to) an agreement with the U.S. government (a "FATCA Agreement") or (ii) is required by applicable foreign law enacted in connection with a FATCA-related intergovernmental agreement between the United States and a foreign jurisdiction (an "IGA"), in either case, to, among other things, collect and provide to the U.S. or other relevant tax authorities certain information regarding such foreign financial institution's United States accounts (as defined in a FATCA Agreement or IGA, as applicable). In the case of payments made to a foreign entity that is not a financial institution (as a beneficial owner), the tax generally will be imposed, subject to certain exceptions, unless such entity provides the withholding agent with a certification that it does not have any "substantial United States owners," as defined in the Code (generally, any "specified United States person" (as defined in the Code) that directly or indirectly owns more than a specified percentage of such entity) or that identifies its "substantial United States owners". If our common stock is held through a foreign financial institution that enters into a FATCA Agreement, such foreign financial institution generally will be required to withhold tax on payments of dividends and proceeds described above made to (x) an account holder (including an individual) that fails to comply with certain information requests or (y) a foreign financial institution that has not entered into a FATCA Agreement unless such foreign financial institution is not required to comply with FATCA pursuant to applicable foreign law enacted in connection with an IGA. Each Non-U.S. Holder should consult its own tax advisor regarding the application of FATCA to the ownership and disposition of our common stock.

Information Reporting and Backup Withholding

        Amounts treated as payments of dividends on our common stock paid to a Non-U.S. Holder, the name and address of the recipient and the amount of any tax withheld from such payments must be reported annually to the IRS and to such Non-U.S. Holder. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence. In addition, separate information reporting and backup withholding (currently at a rate of 28%) rules that apply to payments of dividends to certain U.S. persons generally will not apply to payments of dividends on our common stock to a Non-U.S. Holder if such Non-U.S. Holder certifies under penalties of perjury that it is not a United States person (generally by providing an IRS Form W-8BEN) or otherwise establishes an exemption.

        Proceeds from the sale, exchange or other disposition of our common stock by a Non-U.S. Holder effected through a non-U.S. office of a U.S. broker or of a non-U.S. broker with certain specified U.S. connections generally will be subject to information reporting (but not backup withholding) unless such Non-U.S. Holder certifies under penalties of perjury that it is not a United States person (generally by providing an IRS Form W-8BEN) or otherwise establishes an exemption. Proceeds from the sale, exchange or other disposition of our common stock by a Non-U.S. Holder effected through a U.S. office of a broker generally will be subject to information reporting and backup withholding unless such Non-U.S. Holder certifies under penalties of perjury that it is not a United States person (generally by providing an IRS Form W-8BEN) or otherwise establishes an exemption.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a Non-U.S. Holder's U.S. federal income tax liability if the required information is furnished by such Non-U.S. Holder on a timely basis to the IRS.

U.S. Federal Estate Tax

        Shares of our common stock owned or treated as owned directly by an individual who is not a citizen or resident of the United States (defined on the basis of "domicile" for U.S. estate tax purposes) at the time of his or her death will be included in his or her gross estate for U.S. federal estate tax purposes and may be subject to U.S. federal estate tax unless an applicable estate tax treaty provides otherwise.

UNDERWRITING

General

        We and the selling stockholders have entered into an underwriting agreement with the several underwriters listed in the table below. Roth Capital Partners, LLC and Canaccord Genuity Inc. are the representatives of the underwriters. We refer to the several underwriters listed in the table below as the "underwriters." Subject to the terms and conditions of the underwriting agreement, we and the selling stockholders have agreed to sell to the underwriters, and the underwriters have agreed to purchase from us, shares of our common stock. Our common stock is traded on the NYSE MKT under the symbol "LCI."

        Pursuant to the terms and subject to the conditions contained in the underwriting agreement, we and the selling stockholders have agreed to sell to the underwriters named below, and each underwriter severally has agreed to purchase from us and the selling stockholders, the respective number of shares of common stock set forth opposite its name below:

Underwriter	Number of Shares
Roth Capital Partners, LLC
Canaccord Genuity Inc.
Oppenheimer & Co. Inc.
Total

        The underwriting agreement provides that the obligation of the underwriters to purchase the shares of common stock offered by this prospectus supplement and the accompanying prospectus is subject to certain conditions. The underwriters are obligated to purchase all of the shares of common stock offered hereby if any of the shares are purchased. However, the underwriters are not required to take or pay for the shares covered by the underwriters' over-allotment option described below.

        The selling stockholders have granted to the underwriters an option to buy up to an additional                        shares of common stock from us at the public offering price, less the underwriting discounts and commissions, to cover over-allotments, if any. The underwriters may exercise this option at any time, in whole or in part, during the 30-day period after the date of this prospectus supplement. The underwriters have severally agreed that, to the extent the over-allotment option is exercised, they will each purchase a number of additional shares proportionate to the underwriters' initial amount reflected in the foregoing table.

        We estimate that our total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $395,000.

Discounts, Commissions and Expenses

        The underwriters propose to offer the shares of common stock purchased pursuant to the underwriting agreement to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $            per share. After the public offering of the shares, the offering price and other selling terms may be changed by the underwriters.

        In connection with the sale of the common stock to be purchased by the underwriters, the underwriters will be deemed to have received compensation in the form of underwriting commissions and discounts. The underwriters' commissions and discounts will be        % of the gross proceeds of this offering, or $            per share of common stock, based on the public offering price per share set forth on the cover page of this prospectus supplement.

        We have also agreed to reimburse the underwriters at closing for legal expenses incurred by them in connection with the offering up to a maximum of $75,000.

        The following table shows the underwriting discounts and commissions payable to the underwriters by us and the selling stockholders on a per share and aggregate basis in connection with this offering (assuming both the exercise and non-exercise of the over-allotment option to purchase additional shares of common stock):

	Per Share	Total Without Exercise of Over-Allotment Option	Total With Full Exercise of Over-Allotment Option
Lannett Company, Inc	$	$	$
Selling Stockholders	$	$	$
Total	$	$	$

Indemnification

        Pursuant to the underwriting agreement, we and the selling stockholders have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriters or such other indemnified parties may be required to make in respect of those liabilities.

Lock-Up Agreements

        We, our officers and directors and certain stockholders have agreed to a 90-day "lock-up" and certain other stockholders and certain of their affiliates have agreed to a 180-day "lock-up," with respect to 7,335,617 and 9,375,361 shares (including any shares that may be sold by the selling stockholders in this offering) respectively, of common stock and other of our securities that they beneficially own, including securities that are convertible into shares of common stock and securities that are exchangeable or exercisable for any of our equity securities. This means that, subject to certain exceptions, without the prior written consent of the representatives, we, and without the prior written consent of Roth Capital Partners, LLC, our officers, directors and certain stockholders may not offer, sell or otherwise dispose of securities of the Company for a period of 90 days following the date of this prospectus supplement, and certain other stockholders may not offer, sell or otherwise dispose of securities of the Company for a period of 180 days following the date of this prospectus supplement.

Electronic Distribution

        This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the underwriters or by their affiliates. In those cases, prospective investors may view offering terms online and prospective investors may be allowed to place orders online. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriters' websites or our website and any information contained in any other websites maintained by the underwriters or by us is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus forms a part, has not been approved and/or endorsed by us or the underwriters in their capacity as underwriters, and should not be relied upon by investors.

Price Stabilization, Short Positions and Penalty Bids

        In connection with the offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

  •
  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

  •
  Over-allotment involves sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing shares in the open market.

  •
  Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. This position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

  •
  Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

        These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be discontinued at any time.

        Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our shares of common stock. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Selling Restrictions

European Economic Area

        This prospectus supplement and the accompanying prospectus does not constitute an approved prospectus under Directive 2003/71/EC and no such prospectus is intended to be prepared and approved in connection with this offering. Accordingly, in relation to each Member State of the European Economic Area which has implemented Directive 2003/71/EC (each, a "Relevant Member State") an offer to the public of any shares of common stock which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus may not be made in that Relevant Member State except that an offer to the public in that Relevant Member State of any shares of common stock may be made at any time under the following exemptions under the Prospectus Directive, if and to the extent that they have been implemented in that Relevant Member State:

  (a)
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  (b)
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representatives of the underwriters for any such offer; or

  (c)
  in any other circumstances which do not require any person to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer to the public" in relation to any shares of common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase any shares of common stock, as the expression may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC (and any amendments thereto including the 2010 PD Amending Directive to the extent implemented in each Relevant Member State) and includes any relevant implementing measure in each Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

Switzerland

        The shares will not be offered, directly or indirectly, to the public in Switzerland and this prospectus does not constitute a public offering prospectus as that term is understood pursuant to article 652a or 1156 of the Swiss Federal Code of Obligations.

United Kingdom

        This prospectus supplement and the accompanying prospectus are not an approved prospectus for purposes of the UK Prospectus Rules, as implemented under the EU Prospectus Directive (2003/71/EC), and have not been approved under section 21 of the Financial Services and Markets Act 2000 (as amended) (the "FSMA") by a person authorized under FSMA. The financial promotions contained in this prospectus supplement and the accompanying prospectus are directed at, and this prospectus supplement and the accompanying prospectus are only being distributed to, (1) persons who receive this prospectus supplement and the accompanying prospectus outside of the United Kingdom, and (2) persons in the United Kingdom who fall within the exemptions under articles 19 (investment professionals) and 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as "Relevant Persons"). This prospectus supplement and the accompanying prospectus must not be acted upon or relied upon by any person who is not a Relevant Person. Any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate is available only to Relevant Persons and will be engaged in only with Relevant Persons. This prospectus supplement and the accompanying prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person that is not a Relevant Person.

        The underwriters have advised that:

  (a)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA in connection with the issue or sale of any of the shares of common stock in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and

  (b)
  it has complied with and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of common stock in, from or otherwise involving the United Kingdom.

Conflicts of Interest

        Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these documents at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available over the Internet at the SEC's website at http://www.sec.gov. Our common stock is quoted on NYSE MKT under the trading symbol "LCI."

        The SEC allows "incorporation by reference" into this prospectus supplement of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus supplement and any information filed by us with the SEC subsequent to the date of this prospectus supplement will automatically be deemed to update and supersede this information. We incorporate by reference the following documents which we have filed with the SEC:

  •
  our Annual Report on Form 10-K for the year ended June 30, 2013;

  •
  our Current Report on Form 8-K, filed with the SEC on August 20, 2013; and

  •
  our Registration Statement on Form 8-A12B filed on April 10, 2002, including any amendment or reports filed under the Exchange Act for the purpose of updating such Registration Statement.

All documents and reports that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of this offering shall be deemed incorporated into this prospectus supplement.

        You should only rely on the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, while information that we file later will automatically supersede the information in this prospectus supplement. Any statement that is modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus supplement.

        We will provide without charge to each person to whom this prospectus supplement is delivered, upon written or oral request, a copy of any and all of the documents that have been or may be incorporated by reference in this prospectus supplement. You should direct requests for documents to:

Lannett Company, Inc.
9000 State Road
Philadelphia, Pennsylvania 19131
(215) 333-9000
Attention: Chief Financial Officer

        We also maintain a website at www.lannett.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus supplement.

LEGAL MATTERS

        The validity of the common stock being offered hereby will be passed upon by Fox Rothschild LLP, Philadelphia, Pennsylvania. Pillsbury Winthrop Shaw Pittman LLP, New York, New York, is acting as counsel for the underwriters in connection with this offering.

EXPERTS

        The consolidated financial statements as of June 30, 2013 and 2012 and for each of the three years in the period ended June 30, 2013, and the financial statement schedule included in our Annual Report on Form 10-K for the year ended June 30, 2013, and incorporated by reference in this prospectus supplement and the accompanying prospectus have been audited by Grant Thornton LLP, independent registered public accountants, as indicated in their report with respect thereto and is incorporated by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

PROSPECTUS

$121,250,000

Common Stock
Debt Securities
Warrants

        From time to time, we and the selling stockholders to be named in a prospectus supplement may sell common stock, debt securities or warrants to purchase common stock or debt securities, or any combination of these securities, in one or more offerings in amounts, at prices and on the terms that we and they will determine at the time of the offering. The aggregate initial offering price of all securities sold under this prospectus will not exceed $121,250,000, of which up to $63,750,000 may be sold by us and up to $57,500,000 may be sold by the selling stockholders. We will not receive any proceeds from the sale of any securities by the selling stockholders.

        Each time we or the selling stockholders offer securities, we or they will provide you with specific terms of the securities offered in supplements to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the information incorporated by reference in this prospectus and any applicable prospectus supplement carefully before you invest in any securities.

        Our common stock is listed and traded on the NYSE MKT under the symbol "LCI." On November 16, 2012, the last reported sales price for our common stock was $4.33 per share.

        THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

        The securities may be sold by us or the selling stockholders to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution" in this prospectus. If any underwriters are involved in the sale of the securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over-allotment options will be set forth in this prospectus or a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will be set forth in a prospectus supplement.

        INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. RISKS ASSOCIATED WITH AN INVESTMENT IN OUR SECURITIES WILL BE DESCRIBED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND CERTAIN OF OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION INCORPORATED BY REFERENCE INTO THIS PROSPECTUS, AS DESCRIBED UNDER "RISK FACTORS" ON PAGE 4.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 7, 2012

        You should rely only on the information contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different information. This prospectus and any applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. We are not making an offer of the securities to be sold under this prospectus in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus or such prospectus supplement, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of such document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of securities.

ABOUT THIS PROSPECTUS

        Unless the context requires otherwise, in this prospectus, the terms "Lannett," the "Company," "we," "us," "our" and similar references refer to Lannett Company, Inc. and its subsidiaries; the term "securities" refers collectively to our common stock, debt securities or warrants to purchase common stock or debt securities, or any combination of the foregoing securities; and the term "selling stockholders" refers to certain of our stockholders who may sell their securities under this prospectus and who will be named in a prospectus supplement.

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf registration process, we and the selling stockholders may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $121,250,000, of which up to $63,750,000 will be sold by us and up to $57,500,000 will be sold by the selling stockholders. We will not receive any proceeds from the sale of securities by the selling stockholders. This prospectus provides you with a general description of the securities we or the selling stockholders may offer. Each time we or the selling stockholders sell any securities under this prospectus, we or the selling stockholders will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also add, update or change in a prospectus supplement any of the information contained in this prospectus or in documents we have incorporated by reference into this prospectus. To the extent that any statements that we make in a prospectus supplement are inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of the securities described in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities. You should carefully read both this prospectus and any applicable prospectus supplement, including all documents incorporated herein or therein by reference, together with the additional information described under "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference" before buying securities offered hereby.

SUMMARY

        This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors referred to in the section entitled "Risk Factors" and elsewhere in this prospectus.

        The following summary does not contain all the information that may be important to you. You should read this entire prospectus, including the financial statements and other information incorporated by reference in this prospectus, before making an investment decision.

LANNETT COMPANY, INC.

        We were incorporated in 1942 under the laws of the Commonwealth of Pennsylvania, and reincorporated in 1991 as a Delaware corporation. We develop, manufacture, market and distribute generic versions of pharmaceutical products.

        We are focused on increasing our market share in the generic pharmaceutical industry while concentrating additional resources on the development of new products, including narcotics and other controlled drugs. We continue our efforts to improve our financial performance by expanding our line of generic products, increasing unit sales to current customers, creating manufacturing efficiencies, and managing our overhead and administrative costs. We have targeted four strategies for expanding our product offerings: (1) deploying our experienced R&D staff to develop products in-house; (2) entering into additional product development agreements or strategic partnerships with third-party product developers and formulators; (3) purchasing Abbreviated New Drug Applications (each, an "ANDA") from other generic manufacturers; and (4) marketing drugs under brand names. We expect that each method will facilitate our identification, selection and development of additional generic pharmaceutical products that we may distribute through our existing network of customers.

        According to data reported by IMS Health in August 2012, we are currently among the top 25 companies, based on number of prescription transactions, for unbranded generic products in the United States. We intend to grow our business organically as well as through strategic partnerships. Additionally, our Levothyroxine Sodium tablets ("Levo") were recognized by IMS Health as the 11th most prescribed pharmaceutical product, including both branded and generic products, in the U.S. over the past year, reaching approximately 25.0 million prescriptions for the twelve months ended June 2012. This product line represents approximately 0.6% of the domestic prescription market.

        Over the past five years, we have experienced a 71% growth in net sales from approximately $72.0 million in fiscal year 2008 to approximately $123.0 million in fiscal year 2012. This growth has been achieved primarily through strategic partnerships and launches of additional manufactured drugs as well as opportunities resulting from our exceptional compliance with regulations.

        We have an exclusive distribution agreement with Jerome Stevens Pharmaceuticals, Inc. ("JSP") covering four product lines. Two of these product lines, Levo and Digoxin, collectively accounted for approximately 50% of our net sales in the fiscal year ended June 30, 2012 and both products have experienced significant growth in sales over the past few years. Our agreement with JSP currently expires on March 22, 2014. We are currently engaged in discussions to renew the contract, however there is no guarantee that the contract will be renewed or extended. Distribution agreements with other manufacturers have also increased our net sales in recent years.

        In certain situations, we may increase our focus on certain specialty markets within the generic pharmaceutical industry. By narrowing our focus to specialty markets, we can provide increased product alternatives in categories with relatively few other market participants. We plan to strengthen our relationships with strategic partners, including providers of product development research, raw materials, active pharmaceutical ingredients ("API") and finished products. We believe that mutually beneficial strategic relationships in such areas, including potential financing arrangements, partnerships, joint ventures or acquisitions, could enhance our competitive advantages in the generic pharmaceutical market.

        We view our April 2007 acquisition of Cody Laboratories, Inc. ("Cody Labs") as an important step in becoming a vertically integrated narcotics manufacturer and distributor by allowing us to concentrate on developing and completing our dosage form manufacturing in order to reduce our narcotic API costs. In July 2008, the DEA granted to Cody Labs a license to directly import raw concentrated poppy straw for conversion into API. Only six other companies in the U.S. have been granted this license to date. This license will allow us to avoid increased costs associated with buying narcotic API from other manufacturers. We anticipate that we can use this license to become a vertically integrated manufacturer of narcotic products, as well as a supplier of API to the pharmaceutical industry. Market indicators have shown us that the aging domestic population will likely result in a higher demand for pain management pharmaceutical products and controlled substances.

        Cody Labs' manufacturing expertise in narcotic APIs will allow us to build a market with limited domestic competition. We anticipate that demand for narcotics and other controlled drugs will continue to grow as the "Baby Boomer" generation ages. We are well-positioned to take advantage of these opportunities by concentrating additional resources in the narcotics and other controlled drugs area.

        We sell our pharmaceutical products to generic pharmaceutical distributors, drug wholesalers, chain drug retailers, private label distributors, mail-order pharmacies, other pharmaceutical manufacturers, managed care organizations, hospital buying groups and health maintenance organizations. We promote our products through direct sales, trade shows, trade publications and bids. We also license the marketing of our products to other manufacturers and/or marketers in private label agreements. We have cultivated strong and dependable customer relationships by maintaining adequate inventory levels, employing a responsive order filling system and prioritizing timely fulfillment of those orders.

        Our executive offices are located at 9000 State Road, Philadelphia, Pennsylvania 19136. Our telephone number is (215) 333-9000.

FORWARD-LOOKING INFORMATION

        This prospectus and the documents incorporated herein by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        Any statements made in this prospectus that are not statements of historical fact or that refer to estimated or anticipated future events are forward-looking statements. We have based our forward-looking statements on our management's beliefs and assumptions based on information available to them at this time. Such forward-looking statements reflect our current perspective of our business, future performance, existing trends and information as of the date of this prospectus. These include, but are not limited to, our beliefs about future revenue and expense levels, growth rates, prospects related to our strategic initiatives and business strategies, express or implied assumptions about government regulatory action or inaction, anticipated product approvals and launches, business initiatives and product development activities, assessments related to clinical trial results, product performance and competitive environment, and anticipated financial performance. Without limiting the generality of the foregoing, words such as "may," "will," "expect," "believe," "anticipate," "intend," "could," "would," "estimate," "continue," or "pursue," or the negative other variations thereof or comparable terminology, are intended to identify forward-looking statements. The forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. We caution you that certain important factors may affect our actual operating results and could cause such results to differ materially from those expressed or implied by forward-looking statements.

        We disclaim any obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. We also may make additional disclosures in filings that we may make from time to time with the SEC.

RISK FACTORS

        Investing in our securities involves risks. Before deciding whether to invest in our securities, you should consider carefully the risk factors discussed in the section entitled "Risk Factors" contained in our most recent Annual Report on Form 10-K for the fiscal year ended June 30, 2012, which is incorporated herein by reference in its entirety, any amendment or update thereto reflected in subsequent filings with the SEC, and all other annual, quarterly and other reports that we file with the SEC after the date of this prospectus and that also are incorporated herein by reference. If any of the risks or uncertainties described in those risk factors actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. These risks and uncertainties are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business operations and prospects and could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. To the extent that any particular offering of the securities described in this prospectus implicates additional risks, we will include a discussion of those risks in an applicable prospectus supplement.

 USE OF PROCEEDS

        Except as described in any prospectus supplement, we currently intend to use the net proceeds from the sale of securities by us under this prospectus for general corporate purposes, including, without limitation, research and development expenses, general and administrative expenses, manufacturing expenses, potential acquisitions of companies, technologies and properties that complement our business (although we are not currently party to any binding agreements or commitments with respect to any such acquisitions) and working capital. Pending these uses described above, we expect to invest our net proceeds in investment-grade, interest-bearing instruments.

DESCRIPTION OF SECURITIES TO BE OFFERED

        We and the selling stockholders may from time to time offer our common stock, debt securities and warrants to purchase common stock or debt securities up to an aggregate initial offering price of $121,250,000 under this prospectus, of which up to $63,750,000 may be sold by us and up to $57,500,000 may be sold by the selling stockholders. We will not receive any proceeds from the sale of securities by the selling stockholders. This prospectus provides you with a general description of the securities we or the selling stockholders may offer. Each time we or the selling stockholders offer securities, we or the selling stockholders will provide a prospectus supplement that will contain more specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus.

        This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

        We and the selling stockholders may sell the securities directly or through underwriters, dealers or agents. We, the selling stockholders and our underwriters, dealers or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we or the selling stockholders do offer securities through underwriters or agents, we will include the following information in the applicable prospectus supplement:

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  the names of those underwriters or agents;

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  applicable fees, discounts and commissions to be paid to them;

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  details regarding over-allotment options, if any; and

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  the net proceeds to us or to the selling stockholders.

COMMON STOCK

        We and the selling stockholders may issue shares of our common stock from time to time. The following description of the general terms and provisions of our common stock is a summary only and therefore is not complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our certificate of incorporation and our bylaws. Our certificate of incorporation and our bylaws have been filed with the SEC as exhibits to the registration statement of which this prospectus forms a part and you should read each for provisions that may be important to you.

General

        We have authority to issue 50,000,000 shares of common stock, $0.001 par value per share. As of November 16, 2012, we had 28,364,982 shares of common stock issued and outstanding. We do not have any preferred stock authorized or issued.

Voting Rights

        The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and do not have cumulative voting rights.

Dividends

        Holders of shares of our common stock are entitled to dividends as and when declared by our board of directors from funds legally available therefore, and upon our liquidation, dissolution or winding-up are entitled to share ratably in all assets remaining after payment of liabilities. We have not paid any dividends and do not anticipate paying any dividends on our common stock in the foreseeable future. It is our present policy to retain earnings, if any, for use in the development of our business.

Liquidation

        Subject to any preferential rights of any then outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any then outstanding preferred stock.

Rights and Preferences

        Our common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock, or any redemption rights.

Certificate of Incorporation and Bylaw Provisions

        See "Certain Provisions of Charter and Bylaws" for a description of provisions of our certificate of incorporation and bylaws that may have the effect of delaying changes in our control or management.

Stock Exchange Listing

        Our common stock is listed and traded on the NYSE-MKT under the symbol "LCI."

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016.

DEBT SECURITIES

        We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. Any senior debt securities will rank equally with any other unsubordinated debt that we may have and may be secured or unsecured. Any subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing such debt securities, to all or some portion of our indebtedness. Any convertible debt securities that we issue will be convertible into or exchangeable for our common stock or other securities of ours. Conversion may be mandatory or at the lender's option and would be at prescribed conversion rates.

        Currently, we do not have any issued or outstanding debt securities. The following description sets forth certain general terms and provisions of the debt securities that we may issue. We will set forth the particular terms of the debt securities we offer in a prospectus supplement and the extent, if any, to which the following general terms and provisions will apply to particular debt securities. The prospectus supplement for a particular series of debt securities may add, update or change the terms and conditions of the debt securities as described in this prospectus.

        The following description of general terms and provisions relating to the debt securities and the indenture under which the debt securities will be issued (the "indenture") is a summary only and, therefore, is not complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of the indenture. The form of the indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part and you should read the indenture for provisions that may be important to you. Capitalized terms used in this section and not defined herein have the meanings specified in the indenture.

General

        The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, a supplemental indenture or an officers' certificate. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

        We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

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  the title of the series of debt securities;

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  the price or prices (expressed as a percentage of the principal amount) at which the debt securities will be issued;

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  any limit on the aggregate principal amount of the series of debt securities;

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  the date or dates on which the principal on the series of debt securities is payable;

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  the rate or rates (which may be fixed or variable) per annum, if applicable, or the method used to determine such rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the series of debt securities will bear interest, if any, the date or dates from which such interest will accrue, the date or dates on which such interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

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  the place or places where the principal of, and premium and interest, if any, on, the series of debt securities will be payable;

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  if applicable, the period within which, the price at which and the terms and conditions upon which the series of debt securities may be redeemed;

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  any obligation we may have to redeem or purchase the series of debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of a series of debt securities;

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  the dates on which and the price or prices at which we will repurchase the series of debt securities at the option of the holders of such series of debt securities and other detailed terms and provisions of such repurchase obligations;

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  the denominations in which the series of debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

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  the form of the series of debt securities and whether the series of debt securities will be issuable as global debt securities;

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  the portion of principal amount of the series of debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

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  the currency of denomination of the debt securities;

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  the designation of the currency, currencies or currency units in which payment of principal of, and premium and interest, if any, on, the series of debt securities will be made;

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  if payments of principal of, and premium or interest, if any, on, the series of debt securities will be made in one or more currencies or currency units other than that or those in which the series of debt securities are denominated, the manner in which the exchange rate with respect to such payments will be determined;

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  the manner in which the amounts of payment of principal of, and premium or interest, if any, on, the series of debt securities will be determined, if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

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  any provisions relating to any security provided for the series of debt securities;

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  any addition to or change in the Events of Default (as defined below) described in this prospectus or in the indenture which applies to the series of debt securities and any change in the right of the trustee or the holders of the series of debt securities to declare the principal amount thereof due and payable;

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  any addition to or change in the covenants described in this prospectus or in the indenture with respect to the series of debt securities;

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  any other terms of the series of debt securities, which may supplement, modify or delete any provision of the indenture as it applies to such series;

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  any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the series of debt securities;

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  any provisions relating to conversion of the series of debt securities; and

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  whether the series of debt securities will be senior or subordinated debt securities and a description of the subordination thereof.

        In addition, the indenture does not limit our ability to issue convertible or subordinated debt securities. Any conversion or subordination provisions of a particular series of debt securities will be set forth in the resolution of our board of directors, an officers' certificate or supplemental indenture related to such series of debt securities and will be described in the applicable prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

        We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the U.S. federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

        If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, and any premium and interest, if any, on, any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

        Each debt security will be represented by either one or more global securities registered in the name of a depository that will be named in a prospectus supplement as Depositary (the "Depositary"), or a nominee (we will refer to any debt security represented by a global debt security as a "book-entry debt security"), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a "certificated debt security") as set forth in the applicable prospectus supplement. Except as set forth under the heading "Global Debt Securities and Book-Entry System" below, book-entry debt securities will not be issuable in certificated form.

        Certificated Debt Securities.    You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

        You may effect the transfer of certificated debt securities and the right to receive the principal of, and premium and interest, if any, on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

        Global Debt Securities and Book-Entry System.    Each global debt security representing book-entry debt securities will be issued to the Depositary or a nominee of the Depositary and registered in the name of the Depositary or a nominee of the Depositary.

        The Depositary has indicated it intends to follow the following procedures with respect to book-entry debt securities.

        Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the Depositary for the related global debt security ("participants") or persons that may hold interests through participants. Upon the issuance of a global debt security, the Depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the book-entry debt securities represented by such global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the purchaser's ability to own, transfer or pledge beneficial interests in book-entry debt securities.

        So long as the Depositary for a global debt security, or its nominee, is the registered owner of such global debt security, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, each person beneficially owning book-entry debt securities must rely on the procedures of the Depositary for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

        We understand, however, that under existing industry practice, the Depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the Depositary with respect to such global debt security for purposes of obtaining any consents, declarations, waivers or directions required to be given by holders of the debt securities pursuant to the indenture.

        We will make payments of principal of, and premium and interest, if any, on, book-entry debt securities to the Depositary or its nominee, as the case may be, as the registered holder of the related global debt security. We, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

        We expect that the Depositary, upon receipt of any payment of principal of, and premium or interest, if any, on, a global debt security, will immediately credit participants' accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of such Depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

        We will issue certificated debt securities in exchange for each global debt security only if (i) the Depositary notifies us that it is unwilling or unable to continue as Depositary for such global debt security or if at any time such Depositary ceases to be a clearing agency registered under the Exchange Act, and, in either case, we fail to appoint a successor Depositary registered as a clearing agency under the Exchange Act within 90 days of such event or (ii) we execute and deliver to the trustee an officers' certificate to the effect that such global debt security shall be so exchangeable. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the Depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

        We have obtained the foregoing information concerning the Depositary and the Depositary's book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

No Protection In the Event of a Change of Control

        Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Covenants

        We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Consolidation, Merger and Sale of Assets

        We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person (a "successor person") unless:

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  we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

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  immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing under the indenture; and

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  certain other conditions are met.

        Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default

        "Event of Default" means with respect to any series of debt securities, any of the following events, unless in the board resolution, supplemental indenture or officers' certificate, it is provided that such series of debt securities shall not have the benefit of a particular Event of Default:

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  default in the payment of any interest upon any debt security of such series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of such period of 30 days);

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  default in the payment of principal of, or premium, if any, on, any debt security of such series when at maturity or which such principal otherwise becomes due and payable;

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  default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than such series), which default continues uncured for a period of 60 days after written notice thereof has been given, by registered or certified mail, to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the outstanding debt securities of such series as provided in the indenture;

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  certain events of bankruptcy, insolvency or reorganization applicable to us; and

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  any other Event of Default provided with respect to debt securities of such series that is described in the applicable board resolution, supplemental indenture or officers' certificate establishing such series of debt securities.

        No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

        If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of such series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of such series are discount securities, that portion of the principal amount as may be specified in the terms of such series) of and accrued and unpaid interest, if any, on all debt securities of such series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of such series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of such series, have been cured or waived as provided in the indenture. We will describe in the applicable prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

        The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.

        No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

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  that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of such series; and

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  the holders of not less than 25% in principal amount of the outstanding debt securities of such series have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of such series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

        Notwithstanding any other provision of the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and premium and interest, if any, on, such debt security on or after the due dates expressed in such debt security and to institute suit for the enforcement of payment.

        The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee an officers' certificate as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any event which, after notice or lapse of time, or both, would become an Event of Default or any Event of Default (except in payment of principal of, or premium or interest, if any, on, any debt securities of such series) with respect to debt securities of such series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

        We may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

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  reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

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  reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

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  reduce the principal of, or premium, if any, on or change the stated maturity date of, any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

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  reduce the principal amount of discount securities payable upon acceleration of maturity;

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  waive a default in the payment of the principal of, and premium or interest, if any, on, any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of such series and a waiver of the payment default that resulted from such acceleration);

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  make the principal of, or premium or interest, if any, on, any debt security payable in currency other than that stated in the debt security;

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  make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, and premium and interest, if any, on, those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

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  waive a redemption payment with respect to any debt security.

        Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of such series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to such series and its consequences, except a default in the payment of principal of, or premium or interest, if any, on, any debt security of such series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

        Legal Defeasance.    The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. Government Obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, Foreign Government Obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of, premium and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of, such series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

        This discharge may occur only if, among other things, we have delivered to the trustee an officers' certificate and an opinion of counsel stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

        Defeasance of Certain Covenants.    The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

  •
  we may omit to comply with the covenant described under the heading "Consolidation, Merger and Sale of Assets" and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

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  any omission to comply with those covenants will not constitute an Event of Default with respect to the debt securities of such series ("covenant defeasance").

The conditions include:

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  depositing with the trustee money and/or U.S. Government Obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, Foreign Government Obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of, premium and interest, if any, on and any mandatory sinking fund payments in respect of, the debt securities of such series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

  •
  delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

        Covenant Defeasance and Events of Default.    In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of such series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. Government Obligations or Foreign Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of such series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of such series at the time of the acceleration resulting from the Event of Default. However, we shall remain liable for those payments.

Certain Defined Terms

        "Foreign Government Obligations" means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars:

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  direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged which are not callable or redeemable at the option of the issuer thereof; or

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  obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government which are not callable or redeemable at the option of the issuer thereof.

        "U.S. Government Obligations" means debt securities that are:

  •
  direct obligations of The United States of America for the payment of which its full faith and credit is pledged; or

  •
  obligations of a person controlled or supervised by and acting as an agency or instrumentality of The United States of America the payment of which is unconditionally guaranteed as full faith and credit obligation by The United States of America, which, in either case, are not callable or redeemable at the option of the issuer itself and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt. Except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation evidenced by such depository receipt.

Governing Law

        The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

WARRANTS

        We may issue warrants for the purchase of common stock and/or debt securities in one or more series, from time to time. Currently, we do not have any warrants issued or outstanding.

        The following description sets forth the general terms of the warrants that we may offer and sell by this prospectus. We will set forth the particular terms of the warrants we offer in a prospectus supplement and the extent, if any, to which the following general terms and provisions will apply to particular warrants. The prospectus supplement for a particular series of warrants may add, update or change the terms and conditions of the warrants as described in this prospectus.

General

        We may issue equity warrants to purchase common stock, as well as debt warrants to purchase debt securities. The warrants may be issued independently or together with any securities and may be attached to or separate from such securities. The warrants are to be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be set forth in an applicable prospectus supplement relating to warrants we are offering.

Equity Warrants

        The applicable prospectus supplement will describe the following terms of equity warrants offered:

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  the title of the equity warrants;

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  the price or prices at which the equity warrants will be issued;

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  the number of equity warrants issued with each share of common stock;

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  if applicable, the date on and after which the equity warrants and the related common stock will be separately transferable;

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  if applicable, a discussion of any material U.S. federal income tax considerations; and

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  any other terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants.

        Prior to exercise of the equity warrants, holders of equity warrants will not be entitled, solely by virtue of being such holders, to vote, consent, receive dividends, receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as a holder of common stock.

Debt Warrants

        The applicable prospectus supplement will describe the terms of debt warrants offered, the warrant agreement relating to the debt warrants and the debt warrant certificates representing the debt warrants, including the following:

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  the title of the debt warrants;

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  the aggregate number of the debt warrants;

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  the price or prices at which the debt warrants will be issued;

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  the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

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  the designation and terms of any related debt securities with which the debt warrants are issued, and the number of debt warrants issued with each debt security;

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  the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

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  the principal amount of debt securities purchasable upon exercise of each debt warrant;

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  the date on which the right to exercise the debt warrants will commence, and the date on which this right will expire;

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  the maximum or minimum number of debt warrants which may be exercised at any time;

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  a discussion of any material U.S. federal income tax considerations; and

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  any other terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants.

        Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal of, or premium or interest, if any, on, such debt securities.

Exercise of Warrants

        Each warrant will entitle the holder to purchase for cash such number of shares of common stock or such principal amount of debt securities, as the case may be, at such exercise price as provided in the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration provided in the applicable prospectus supplement. After the close of business on the expiration date, any unexercised warrants will be void.

        The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or debt securities, as the case may be, purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

CERTAIN PROVISIONS OF CHARTER AND BYLAWS

        Election and Removal of Directors.    Our bylaws require that directors may be removed without cause only with the approval of all of the stockholders entitled to vote in the election of directors. Any director may be removed for cause by a vote of 80% of the other directors. Any vacancy on our board of directors, including vacancies resulting from increasing the size of our board of directors, may be filled by a majority of the remaining directors in office. The foregoing provisions could make our acquisition by a third party, a change in our incumbent directors, or a similar change of control more difficult by limiting the methods available for removing directors.

        Limitations on Liability.    In accordance with the Delaware General Corporation Law (the "DGCL"), our certificate of incorporation expressly provides that our directors are not liable to us or to our stockholders for monetary damages for breach(es) of fiduciary duty as a director except to the extent otherwise provided by applicable law. Under the DGCL, a director's liability may not be eliminated:

  •
  for any breach(es) of the director's duty of loyalty to us or to our stockholders;

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  for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

  •
  for certain unlawful dividend payments or stock redemptions or repurchases; and

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  for any transaction from which the director derives an improper personal benefit.

        The effect of the provisions of our certificate of incorporation is generally to eliminate our right and the rights of our stockholders to recover monetary damages against a director for his breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent conduct). These provisions do not limit or eliminate our right or the right of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director's duty of care.

        Our certificate of incorporation and bylaws also provide that we will indemnify our directors and officers to the fullest extent permitted by the DGCL.

        The foregoing limitation on liability and indemnification may impede a change of control event to the extent that a hostile acquirer seeks to litigate its contest for control with our directors and officers.

 SELLING STOCKHOLDERS

        This prospectus also relates to the possible resale by certain of our stockholders of shares of our common stock that were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus forms a part. The shares of our common stock to be sold by the selling stockholders pursuant to this prospectus were issued by us in connection with the conversion of $2,000,000 of convertible debentures on December 22, 1999. Information about the selling stockholders, where applicable, including their identities and the number of shares of common stock to be registered on their behalf, will be set forth in an applicable prospectus supplement, documents incorporated by reference or other documents we file with the SEC. No selling stockholder will sell any shares of our common stock pursuant to this prospectus until we have identified such selling stockholder and the shares being offered for resale by such selling stockholder in a prospectus supplement. However, the selling stockholders may sell or transfer all or a portion of their shares of our common stock pursuant to an available exemption from the registration requirements of the Securities Act.

PLAN OF DISTRIBUTION

        We and the selling stockholders may sell the securities covered by this prospectus in any of three ways (or in any combination):

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  to or through underwriters or dealers;

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  directly to a limited number of purchasers or to a single purchaser; or

  •
  through agents.

        Each time we or the selling stockholders offer and sell securities, we or the selling stockholders will provide a prospectus supplement that will set forth the terms of the offering of the securities covered by this prospectus, including:

  •
  the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

  •
  the purchase price of the securities and the proceeds we or the selling stockholders will receive from the sale;

  •
  any over-allotment options under which underwriters may purchase additional securities;

  •
  any underwriting discounts or commissions or agency fees and other items constituting underwriters' or agents' compensation;

  •
  the initial public offering price of the securities;

  •
  any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchange or market on which the securities may be listed.

        Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        Underwriters or dealers may offer and sell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters or dealers are used in the sale of any securities, the securities will be acquired by such underwriters or dealers for their own account and may be resold from time to time in one or more transactions described above. We or the selling stockholders may offer the securities to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters or dealers. Subject to certain conditions, the underwriters or dealers will be obligated to purchase all the securities of the series offered by the prospectus supplement. We will describe the nature of any such relationship in the prospectus supplement, naming the underwriter or dealer.

        We and the selling stockholders may use underwriters with whom we or they have a material relationship. We and the selling stockholders may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we and the selling stockholders pay to them. Unless the prospectus supplement states otherwise, any agent will be acting on a best efforts basis for the period of its appointment.

        We and the selling stockholders may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase securities from us or them at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The prospectus supplement will set forth the conditions to these contracts and any commissions we or the selling stockholders pay for solicitation of these contracts.

        We and the selling stockholders may provide agents, dealers and underwriters indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may be required to make in respect of such liabilities. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for, us or the selling stockholders in the ordinary course of business.

        All securities we offer other than common stock will be new issues of securities with no established trading market. Any underwriters may make a market in the securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

        Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying securities so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

        In addition to offerings by the selling stockholders that may be described in a prospectus supplement, the selling stockholders may, from time to time, without a prospectus supplement, sell any or all of their shares of common stock covered by this prospectus in private transactions at prevailing market prices, or privately negotiated prices, and may sell either directly or through a broker-dealer in transactions between selling stockholders and purchasers, or otherwise.

        The selling stockholders may use any one or more of the following methods when selling shares:

  •
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  •
  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  •
  privately negotiated transactions;

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  short sales;

  •
  agreements with broker-dealers to sell a specified number of such shares at a stipulated price per share;

  •
  a combination of any such methods of sale; and

  •
  any other method permitted pursuant to applicable law.

        The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

        The selling stockholders and any agents or broker-dealers that the selling stockholders use to sell their shares of our common stock may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any discount, concession or commission received by them or any profit on the resale of shares as principal may be deemed to be an underwriting discount or commission under the Securities Act. Because the selling stockholders may be deemed to be underwriters, the selling stockholders may be subject to the prospectus delivery requirements of the Securities Act. In addition, the selling stockholders may have liability as underwriters under the Securities Act.

        As required by the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not be greater than 8% of the gross proceeds received by us for the sale of any securities being registered pursuant to Rule 415 under the Securities Act.

LEGAL MATTERS

        The validity of the securities being offered by this prospectus will be passed upon by Fox Rothschild LLP, Philadelphia, Pennsylvania.

EXPERTS

        The consolidated financial statements as of June 30, 2012 and 2011 and for each of the three years in the period ended June 30, 2012, the financial statement schedule and management's assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said reports.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 100 F Street, NE., Washington, D.C. 20549. You may obtain information on the operation of the SEC's public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in or omitted from this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference into this prospectus

  •
  our Annual Report on Form 10-K for the fiscal year ended June 30, 2012;

  •
  our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2012;

  •
  our Current Report on Form 8-K filed on July 18, 2012; and

  •
  our Registration Statement on Form 8-A12B filed on April 10, 2002, including any amendment or reports filed under the Exchange Act for the purpose of updating such Registration Statement.

        We also incorporate by reference any future filings we will make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and after the date of the initial registration statement and prior to effectiveness of the registration statement but prior to the termination of the offering (other than current reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K).

        We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of such person, a copy of any and all of the documents that have been incorporated by reference in this prospectus (not including exhibits to such documents, unless such exhibits are specifically incorporated by reference in this prospectus or into such documents). Such request may be directed to:

Lannett Company, Inc.
9000 State Road
Philadelphia, Pennsylvania 19136
(215) 333-9000
Attention: Chief Financial Officer

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act covering the securities described in this prospectus. This prospectus does not contain or incorporate by reference all of the information included in the registration statement, some of which is contained in exhibits included with or incorporated by reference into the registration statement. The registration statement, including the exhibits contained or incorporated by reference therein, can be read at the SEC web site or at the SEC office referred to above. Any statement made or incorporated by reference in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

                         Shares

Common Stock
$            Per Share

PROSPECTUS SUPPLEMENT
October             , 2013

Joint Book-Running Managers

Roth Capital Partners	Canaccord Genuity

Lead Manager

Oppenheimer & Co.